SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 30, 2002

PACIFIC CONTINENTAL CORPORATION
(Exact name of registrant as specified in its charter)

Oregon
(State or other jurisdiction of incorporation)

001084717	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue Eugene, Oregon 97401
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code:  (541) 686-8685

Item 5.    Other Events

On September 30, 2002, Pacific Continental Corporation (the “Company”) issued a press release disclosing that third quarter earnings will be impacted as a result of an increase in its loan loss provision. The additional provision is related to one nonperforming hospitality loan to a single borrower. This loan has previously been disclosed in the Company’s first and second quarter 10-Q’s.

A press release is attached as an exhibit to this Form 8-K.

(b)  Exhibits.

99.	Press Release announcing third quarter earnings guidance.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CONTINENTAL CORPORATION

By:	/s/ MICHAEL A. REYNOLDS
Michael A. Reynolds Vice President and Chief Financial Officer

Dated:    October 2, 2002

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